Exhibit 32.1
CERTIFICATION
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of The Hershey Company (the “Company”) hereby certify, to the best of their knowledge, that the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 28, 2025 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	October 30, 2025	/s/ KIRK TANNER

Kirk Tanner Chief Executive Officer (Principal Executive Officer)

Date:	October 30, 2025	/s/ STEVEN E. VOSKUIL

Steven E. Voskuil Chief Financial Officer (Principal Financial Officer)
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The Hershey Company | Q3 2025 Form 10-Q | Exhibit 32.1